WORLD HEADQUARTERS

                                                     6718 W. Plank Rd.
[ROHN Industries, Inc. graphic]                      Peoria, IL 61604 USA
                                                     Ph: 309-697-4400
FOR FURTHER INFORMATION:                             FAX: 309-697-5612
James F. Hurley
Chief Financial Officer
(309) 633-6834
jim_hurley@rohnnet.com
----------------------

            ROHN REPORTS THIRD QUARTER, NINE MONTH 2001 RESULTS
       CONTINUED FOCUS ON PRODUCTIVITY, OPERATING EXPENSE MANAGEMENT
       -------------------------------------------------------------

October 17, 2001, Peoria, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, reported third quarter and nine month results for the period ended September 30, 2001. Despite a challenging business climate, the company generated positive earnings and cash flow and focused on maximizing operating efficiencies and productivity enhancements.

Net sales for third quarter were $53.4 million compared with $67.6 million in third quarter 2000. In the quarter, ROHN had net income of approximately $1.1 million or $0.03 per basic and diluted share compared with net income of $8.4 million or $0.16 per basic and diluted share a year ago, which included a one-time non-cash non-operational tax benefit of $0.05 per share.

For the nine months of 2001, net sales were $197.2 million versus $179.0 million for the same period in 2000. The company reported net income of $9.2 million or $0.20 per basic and diluted share for the first nine months, including an extraordinary charge of $1.3 million or $0.03 per share basic and diluted, compared with net earnings of $16.3 million or $0.31 per basic and diluted share a year ago, including the $0.05 per share tax benefit. Earnings are impacted by a second quarter share buyback and related debt, and weighted average outstanding shares were reduced from 52,727,000 a year ago to 45,635,000 at the end of the third quarter.

The company ended the quarter with available cash of $5.9 million and a debt to total capitalization of 48.2%. The significant reduction of cash reserves since December 31, 2000 and an increase in debt are both primarily the result of the company's buyback of common stock in second quarter 2001, and also capital investments in 2001. Days sales outstanding (DSOs) were consistent with the company's past performance and have not lengthened significantly despite economic conditions. There were no material charges related to bad debt, and the company still believes that its bad debt reserves are adequate. ROHN continued to manage inventories tightly to match revenues.

In the third quarter, the most significant impact of the downturn in telecommunications was on the company's tower business. Third quarter revenues for the tower business were down approximately 37% compared with a year ago. The company's enclosure manufacturing revenues were down 10% versus a year ago. As the result of significantly lower demand, the company plans additional layoffs in its tower and enclosure divisions in the next few weeks. Construction services revenues were up 19%.

Brian B. Pemberton, president and chief executive officer, commented:
"Despite the economic environment, we are encouraged about the long-term prospects of the industry and ROHN. We are aggressively going after new business. Our previous efforts to make improvements that cut response time have helped win business where turnaround is critical."

REDUCING COSTS AND GAINING OPERATIONAL EFFICIENCY
-------------------------------------------------

The company announced that due to slow demand for telecommunications equipment enclosures, it plans to significantly curtail operations at its Casa Grande, Ariz. enclosure manufacturing and distribution facility and reduce the workforce to close out the remainder of the year's orders. Future operations will be dependent on market conditions anticipated for 2002. The labor force has been reduced and will be further reduced to a minimal level to maintain the facility. ROHN's primary telecommunications enclosure manufacturing facility is located in Bessemer, Ala.

Working closely with its labor force, the company has implemented numerous plant operating efficiencies to streamline material handling, storage and distribution practices. By establishing new quality practices, the company expects to continue to reduce costs.

"The demand for wireless and fiber optic enclosures has slowed dramatically," said Pemberton. "In the long run, however, we see enclosures as an important part of our strategy to offer a turnkey solution to domestic and international customers - telecommunications towers and poles, enclosures, and construction services."

NEW BANK DEBT AGREEMENT PENDING
-------------------------------

Due to the softness in its industry and marketplace, the company fell short of meeting the covenant contained in its credit agreement pegged to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the quarter. ROHN is currently in the process of meeting with its banks and renegotiating certain aspects of its existing credit agreement. James F. Hurley, chief financial officer, said the company anticipates the process to be completed by the end of the year.

REMAINDER OF 2001
-----------------

"Given the extremely uncertain economy and particular difficulties forecasting the domestic and global telecom markets, we cannot responsibly provide guidance for the remainder of 2001 or for 2002 at this time," said Pemberton. "What we do know is that we will be managing this business tightly."

ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products and services include towers, equipment enclosures, design and construction, cabinets, poles and antennae mounts. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; Bessemer, Ala.; Casa Grande, Ariz.; and Mexico City, Mexico.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.



                   ROHN INDUSTRIES, INC. AND SUBSIDIARIES
                            STATEMENTS OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE DATA)
                                (UNAUDITED)

                                                         Three Months Ended       Nine Months Ended
                                                           September 30,            September 30,
                                                          2001        2000        2001        2000

Net sales                                                53,407      67,606     197,203     178,983
Cost of products sold                                    44,384      52,223     157,728     138,822
           Gross profit                                   9,023      15,383      39,475      40,161
 Operating expenses:
      Selling expenses                                    2,707       2,094       7,939       6,423
      General and administrative expenses                 3,398       4,067      12,409      12,103
            Total operating expenses                      6,105       6,161      20,348      18,526

               Operating income                           2,918       9,222      19,127      21,635
Interest income                                             112         264         542         903
Interest expense                                         (1,233)       (181)     (2,551)       (542)

                Income before taxes                       1,797       9,305      17,118      21,996

 Income tax provision                                       655         941       6,554       5,658

                Income before extraordinary item          1,142       8,364      10,564      16,338

 Extraordinary charge from early extinguishment
  of debt (net of income tax benefit of $841)                --          --       1,344          --

                Net income                                1,142       8,364       9,220      16,338

Earnings per share
Basic:
      Income before extraordinary item                     0.03        0.16        0.23        0.31
      Extraordinary charge from early extinguishment
           of debt, net of income tax benefit                --          --        0.03          --

      Net income                                           0.03        0.16        0.20        0.31

Diluted:
      Income before extraordinary item                     0.03        0.16        0.23        0.31
      Extraordinary charge from early extinguishment
           of debt, net of income tax benefit                --          --        0.03          --

      Net income                                           0.03        0.16        0.20        0.31

Weighted average shares outstanding - basic              40,896      52,816      45,635      52,727

Weighted average shares outstanding - diluted            41,428      53,340      46,181      53,275

                   ROHN INDUSTRIES, INC. AND SUBSIDIARIES
                               BALANCE SHEETS
                               (In Thousands)

                                                                                 September 30,
                                                                                    2001          December 31,
                                                                                  (Unaudited)        2000
                                     Assets
CURRENT ASSETS
      Cash and cash equivalents                                                      5,858          19,081
      Accounts, notes and other receivables, less allowance
        for doubtful accounts of $2,138 in 2001 and $1,710 in 2000                  49,387          51,751
      Inventories                                                                   37,384          44,255
      Current deferred income taxes                                                  5,042           4,250
      Prepaid expenses                                                               1,248             807
           TOTAL CURRENT ASSETS                                                     98,919         120,144

      Plant and equipment, net                                                      47,106          37,347
      Other assets                                                                   3,265           1,273
      Long term assets of discontinued operations                                    2,091           2,050

               TOTAL ASSETS                                                        151,381         160,814


      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Short term debt and current portion of long term liabilities                   6,000             792
      Accounts payable                                                              19,341          28,882
      Accrued liabilities and other                                                 10,331          13,804
      Deferred revenue                                                                 369           1,563
      Liabilities of discontinued operations                                           166           1,260

           TOTAL CURRENT LIABILITIES                                                36,207          46,301

OTHER LIABILITIES
      Long Term Debt and other obligations                                          50,836           8,355
      Nonpension post retirement benefits                                            3,052           2,467

           TOTAL LIABILITIES                                                        90,095          57,123

STOCKHOLDERS' EQUITY
      Common Stock, $0.01 par value - 80,000 shares authorized                         412             534
           40,806 and 52,816 were issued and outstanding in 2001 and 2000
      Capital Surplus                                                               13,836          13,180
      Retained earnings                                                             51,081          93,998
      Comprehensive income/(expense)                                                (1,086)             --
      Less:  - Treasury stock, 430 and 596 shares in 2001 and 2000, at cost         (2,691)         (3,659)
             - Unearned portion of restricted stock                                   (266)           (362)
           TOTAL STOCKHOLDERS' EQUITY                                               61,286         103,691

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          151,381         160,814

                   ROHN INDUSTRIES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENT OF CASH FLOWS
                           (DOLLARS IN THOUSANDS)
                                (UNAUDITED)


                                                                               Nine Months Ended
                                                                                 September 30,
                                                                             2001           2000
CASH FLOW FROM OPERATING ACTIVITIES
Net Income                                                                   9,220         16,338
Adjustments for noncash items included in net income:
     Depreciation and Amortization                                           3,511          2,977
     Restricted Stock Earned                                                   234            389
     Tax Benefit on the Exercise of Stock Options                              217             --
     Extraordinary Charge from early extinguishment of
        debt, net of income tax benefit of $841                              1,344             --
     Nonpension Post Retirement Benefits                                       585            500
     Increases and Decreases in Operating Requirements:
        Accounts Receivable                                                  2,363        (18,209)
        Inventories                                                          6,871         (7,189)
        Deferred Income Taxes                                                 (792)          (759)
        Prepaid Expenses                                                      (154)           861
        Deferred Revenue                                                    (1,194)           163
        Accounts Payable                                                    (9,541)         6,591
        Accrued Liabilities and Other                                       (2,632)        (2,146)
        Net Discontinued Operations                                         (1,135)          (146)
        Other                                                                   33             77
     Net Cash Flow Provided By / (Used For) Operating Activities             8,930           (553)

CASH FLOW FROM INVESTING ACTIVITIES
        Purchase of Plant and Equipment, Net of Proceeds                   (13,004)        (7,357)
        Other                                                                 (882)           (44)
     Net Cash Used for Investing Activities                                (13,886)        (7,401)

CASH FLOW FROM FINANCING ACTIVITIES
        Repayment of Debt                                                   (5,922)          (791)
        Early Extinguishment of Debt                                       (10,911)            --
        Capitalized tender offer transaction costs                          (1,035)            --
        Proceeds from Issuance of Debt, Net of Issuance Costs               59,642             --
        Issuance of Common Stock, Including Treasury Shares Reissued           375             68
        Purchase of Common Stock Subsequently Retired                      (50,416)            --
        Purchase of Treasury Shares                                              0            (58)
     Net Cash Used for Financing Activities                                 (8,267)          (781)

     Net Decrease in Cash and Cash Equivalents                              13,223          8,735

     Cash & Cash Equivalents, Beginning of Period                           19,081         27,634

     Cash & Cash Equivalents, End of Period                                  5,858         18,899
